                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                           _________________________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        Date of Report: March 25, 1998



                          MATRIX CAPITAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Colorado                         0-21231               84-1233716

(State or other jurisdiction of   (Commission File Number)   (IRS Employer
incorporation or organization)                               Identification No.)



1380 Lawrence Street, Suite 1410
Denver, Colorado                                                     80204
--------------------------------------------------------------------------------
(Address of principal executive  offices)                          (Zip Code)


Registrant's telephone number, including area code:  (303) 595-9898.

ITEM 5.   OTHER EVENTS.
          ------------

          Ownership of the Common Stock and other securities of Matrix Capital Corporation (the "Company") involves certain risks. Holders of the Company's securities and prospective investors should carefully consider the following risk factors in evaluating an investment in the Company's securities.


LIMITED OPERATING HISTORY

          Matrix Capital, as parent holding company ("Matrix Capital"), was formed in 1993 to combine the operations of two subsidiaries of the Company, Matrix Financial Services Corporation ("Matrix Financial"), and United Financial, Inc. ("United Financial"), which were formed in 1990 and 1989, respectively. The Company purchased Matrix Capital Bank ("Matrix Bank") in 1993, formed United Special Services, Inc. ("USS") as a start-up operation in 1995, formed United Capital Markets, Inc. ("UCM") in 1996 and acquired The Vintage Group, Inc. ("Vintage") in 1997. This series of combinations, purchases and formations has involved the integration of the operations of companies that previously operated independently or, in the case of USS and UCM, not at all. Consequently, the Company has a limited operating history under its existing corporate structure upon which investors may base an evaluation of its performance. There can be no assurance that the Company will not encounter significant difficulties in integrating operations acquired or commenced in the future, including the recently acquired custodial and directed (non-discretionary) trust services provided by Vintage and its subsidiaries, Sterling Trust Company ("STC") and First Matrix Investment Services Corporation ("First Matrix").

POTENTIAL ADVERSE IMPACT OF FLUCTUATING INTEREST RATES

          RESIDENTIAL MORTGAGE LOAN SERVICING RIGHTS. Owning residential mortgage loan servicing rights carries interest rate risk because the total amount of servicing fees earned, as well as the amortization of the investment in the servicing rights, fluctuates based on loan prepayments (affecting the expected average life of a portfolio of residential mortgage servicing rights). The rate of prepayment of mortgage loans may be influenced by changing national and regional economic trends, such as recessions or depressed real estate markets, as well as the difference between interest rates on existing mortgage loans relative to prevailing mortgage rates. During periods of declining interest rates, many borrowers refinance their mortgage loans. Accordingly, prepayments of mortgage loans increase and the loan administration fee income related to the mortgage loan servicing rights corresponding to a mortgage loan ceases as underlying loans are prepaid. Consequently, the market value of portfolios of mortgage loan servicing rights tends to decrease during periods of declining interest rates, since greater prepayments can be expected. The income derived from and the market value of the Company's servicing portfolio, therefore, may be adversely affected during periods of declining interest rates. See "--Risks Associated with General Economic Conditions."

          ASSET AND LIABILITY MANAGEMENT. The Company's earnings depend in part upon the level of its net interest income. Net interest income is the difference between the interest income received from interest-earning assets and the interest expense incurred in connection with interest-bearing liabilities. Accordingly, the Company is vulnerable to an increase in interest rates to the extent that its interest-earning assets, such as mortgage loans, have longer effective maturities than, or do not adjust as quickly as, its interest-bearing liabilities. In a rising interest rate environment, interest rates paid to depositors and on borrowings of the Company may rise more quickly than rates earned on the Company's loan portfolio. Under such circumstances, material and prolonged increases in interest rates generally would materially and adversely affect net interest income and the value of interest-earning assets, while material and prolonged decreases in interest rates generally would have a favorable effect on net interest income and the value of interest-earning assets. Fluctuating interest rates also may affect the net interest income earned by the Company resulting from the difference between the yield to the Company on mortgage loans held prior to sale and the interest paid by the Company for funds advanced under the Company's warehouse lines of credit to purchase such mortgage loans. The process of balancing the maturities of the Company's assets and liabilities necessarily involves estimates as to how changes in the general level of interest rates will impact the yields earned on assets and the rates paid on liabilities. These estimates may prove to be inaccurate.

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

          PIPELINE LOANS. Secondary marketing losses on sales of originated mortgage loans may result from changes in interest rates from the time the interest rate on the customer's mortgage loan application is established to the time the Company sells the loan. Such a change in interest rates could result in a loss upon the sale of such loans. In order to hedge this risk and to minimize the effect of interest rate changes on the sale of originated loans, the Company commits to sell mortgage loans to investors for delivery at a future time for a stated price. At any given time, the Company's policy is to sell substantially all of its mortgage loans that are closed and a percentage of the mortgage loans that are not yet closed but for which the interest rate has been established ("pipeline loans").

          To manage the interest rate risk of the Company's pipeline loans, the Company continuously projects the percentage of the pipeline loans it expects to close and, on the basis of such projections, enters into forward commitments to sell such loans. If an unanticipated change in interest rates occurs, the actual percentage of mortgage loans that close may differ from the projected percentage. The resulting mismatch of commitments to originate loans and commitments to sell loans may have an adverse effect on the results of operations of the Company. A sudden increase in interest rates can cause a higher percentage of mortgage loans to close than projected. To the degree this may not have been anticipated, the Company may not have made commitments to sell these additional loans and consequently may incur significant losses upon their sale, adversely affecting results of operations. On the other hand, if a lower percentage of mortgage loans close than was projected, due to a sudden decrease in interest rates or otherwise, the Company may have committed to sell more loans than actually close and as a result may incur significant losses in fulfilling these commitments, adversely affecting results of operations. This risk is greatest during times of high interest rate volatility.

POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS

          The Company's financial results are subject to significant quarterly fluctuations as a result of, among other things, the variance in the number and magnitude of purchases and sales of mortgage loans and/or mortgage servicing rights consummated by the Company from time to time. In addition, a portion of the Company's revenues are derived from brokerage fees, the timing and receipt of which are unpredictable. Accordingly, the Company's results of operations for any particular quarter are not necessarily indicative of the results that may be achieved for any succeeding quarter or for the full fiscal year.

DIVERSIFICATION IN BUSINESS LINES; MANAGEMENT OF GROWTH

          As part of the Company's business strategy, the Company has in the past diversified, and may in the future diversify, its lines of business into areas that are not now part of its core business. As a result, the Company must manage the development of new business lines in which the Company has not previously participated. Although the Company's strategy is to acquire on-going businesses and to retain senior management of the entities that the Company acquires, such as Vintage, each new business line, including start-up operations like USS and UCM, requires the investment of additional capital and the significant involvement of senior management of the Company to acquire or develop a new line of business and integrate it with the Company's operations. There can be no assurance that the Company will successfully achieve these objectives.

          In addition to entering into new lines of business, the Company's business strategy also envisions the expansion of its existing lines of business, particularly in the area of servicing and purchasing of mortgage loans. The Company believes that it currently has in place the infrastructure necessary to undertake this expansion, including management information systems, senior management and other personnel. However, there can be no assurance that any rapid expansion, similar to that encountered by the Company over the past several years, would not unduly burden the Company's infrastructure or that senior management of the Company could successfully oversee such expansion.

RISKS ASSOCIATED WITH GENERAL ECONOMIC CONDITIONS

          General economic conditions, whether regional or industry-related or due to a recession throughout the United States, affect consumers' decisions to buy or sell residences as well as the number of residential mortgage loan delinquencies and foreclosures, the value of collateral supporting loan portfolios, administrative costs in evaluating and processing mortgage loan applications and the costs and availability of funds that mortgage banking companies rely upon in order to make or purchase loans. Changes in the level of consumer confidence, real estate values, prevailing interest rates and investment returns expected by the financial community could make mortgage loans of the types purchased, serviced and sold by the Company less attractive to borrowers or investors.

DEPENDENCE UPON MORTGAGE SERVICING RIGHTS

          The Company has relied and expects to continue to rely on the purchase and sale of mortgage servicing rights for a significant portion of its revenues. There is no established exchange or trading market for mortgage servicing rights and no assurance can be given that an active trading market will develop in the future. The Company believes that it has been able to benefit from opportunities resulting from inefficiencies in the existing market for mortgage servicing rights; however, no assurance can be given that such inefficiencies will continue in the future, and even if continued, that the Company will be able to benefit from such inefficiencies to the extent it has in the past, or that if an active trading market for mortgage servicing rights develops in the future, the Company will be able to benefit from such developments. The supply of and demand for mortgage servicing rights are affected by a number of factors beyond the Company's control, including, among others, interest rates, regional and national economic conditions, industry consolidation, other factors affecting the housing industry, regulations affecting the financial services industry and accounting rules and interpretations related to the accounting treatment of mortgage servicing rights. Some or all of these factors may adversely affect the Company's ability to originate, purchase and sell mortgage servicing rights profitably in the future.

CONCENTRATION OF LOANS AND SERVICING RIGHTS

          The Company's portfolios of residential mortgage loans and mortgage servicing rights are concentrated in certain geographic areas. The geographic areas in which concentrations exist varies from time to time. Consequently, the Company's results of operations and financial condition are dependent upon general trends in the markets in which concentrations exist and, more specifically, their respective residential real estate markets. California in particular, where the Company had 22.8% at its servicing portfolio secured by properties at December 31, 1997, has experienced an economic slowdown or recession over the last several years, which has been accompanied by a sustained decline in the California real estate market. Such a decline may adversely affect the values of properties securing the Company's loans, such that the principal balances of such loans, together with any primary financing on the mortgaged properties, may equal or exceed the value of the mortgaged properties, making the Company's ability to recover losses in the event of a borrower's default extremely unlikely. In addition, California historically has been vulnerable to certain risks of natural disasters, such as earthquakes and mudslides, which are not typically covered by standard hazard insurance policies maintained by borrowers. Uninsured disasters may adversely impact borrowers' ability to repay loans made by the Company and the value of collateral underlying such loans, which could have a material adverse effect on the Company's results of operations and financial condition.

DELINQUENCY, FORECLOSURE AND CREDIT RISKS

          MORTGAGE LOAN PORTFOLIO. The Company's loan portfolios include loans that were originated by numerous lenders throughout the United States under various loan programs and underwriting standards. Many of the loan portfolios include loans that have had payment delinquencies in the past or, to a lesser extent, are delinquent at the time of the purchase. As a part of the Company's business strategy, portfolios of mortgage loans with varying degrees of current and past delinquencies are purchased at discounts. Although the Company performs extensive due diligence procedures at the time loans are purchased, the risk of continuing or recurrent delinquency remains. The Company assumes substantially all risk of loss associated with its loan portfolio in the case of foreclosure. This risk includes the cost of the foreclosure, the loss of interest, and the potential loss of principal to the extent that the value of the underlying collateral is not sufficient to cover the Company's investment in the loan.

          SERVICING PORTFOLIO. The Company also is affected by mortgage loan delinquencies and defaults on mortgage loans that it services. Under many types of mortgage servicing contracts, even when mortgage loan payments are delinquent, the servicer must forward all or part of the scheduled payments to the owner of the mortgage loan. Also, to protect their liens on mortgaged properties, owners of mortgage loans usually require the servicer to advance mortgage and hazard insurance and tax payments on schedule even though sufficient escrow funds may not be available. Typically, the servicer will ultimately be reimbursed by the mortgage loan owner or from foreclosure proceeds for payments advanced that the servicer is unable to recover from the borrower. However, in the interim, the servicer must absorb the cost of funds advanced during the time such advance is outstanding. Further, the servicer must bear the increased costs of attempting to collect on delinquent and defaulted mortgage loans. Although these increased costs are somewhat reduced through the receipt of late fees and the reimbursement of certain direct expenses out of foreclosure proceeds, the Company believes that increased delinquencies and defaults generally increase the costs of the servicing function. In addition, the Company is required to forego servicing income from the time a loan becomes delinquent to the time the mortgage loan is foreclosed.

POSSIBLE INADEQUACY OF ALLOWANCE FOR LOAN LOSSES

          The Company's allowance for loan losses is maintained at a level considered adequate by management to absorb anticipated losses. The amount of future losses is susceptible to changes in economic, operating and other conditions, including changes in interest rates, that may be beyond the Company's control, and such losses may exceed current estimates. Although management believes that the Company's allowance for loan losses is adequate to absorb any losses on existing loans that may become uncollectible, there can be no assurance that the allowance will prove sufficient to cover actual loan losses on existing loans in the future.

LEGAL PROCEEDINGS

          In the ordinary course of its business, the Company is subject to claims made against it by borrowers and private investors arising from, among other things, losses that are claimed to have been incurred as a result of alleged breaches of contract and fiduciary obligations, misrepresentations, errors and omissions of employees, officers and agents of the Company, incomplete documentation and failures by the Company to comply with various laws and regulations applicable to its business, including federal and state banking and consumer lending laws. There can be no assurance that any liability with respect to current legal actions, or ones that might be instituted in the future, would not be material to the Company's consolidated results of operations, financial condition or cash flows. See "--Liabilities Under Representations and Warranties."

LIABILITIES UNDER REPRESENTATIONS AND WARRANTIES

          In the ordinary course of business, the Company makes representations and warranties to the purchasers and insurers of mortgage loans and consumer loans and the purchasers of mortgage servicing rights regarding compliance with laws, regulations and program standards, and as to the accuracy of certain information. To a lesser extent, the Company contractually provides recourse relating to the performance of the loans that it sells. Under certain circumstances, the Company may become liable for damages or may be required to repurchase a loan if there has been a breach of these representations or warranties or in a case where contractual recourse is permitted. The Company generally receives similar representations and warranties from the originators and sellers from whom it purchases mortgage loans and servicing rights. However, in the event of breaches of such representations and warranties, the Company is subject to the risk that an originator may not have the financial capacity to repurchase loans when called upon to do so by the Company or otherwise respond to demands made by the Company. The Company does not anticipate any future material losses as a result of mortgage loan repurchases due to breaches in representations and warranties; however, there can be no assurance that the Company will not experience such losses.

IMPACT OF REGULATION

          GENERAL. The operations of the Company are subject to extensive regulation by federal and state governmental authorities and are subject to various laws and regulations and judicial and administrative decisions that, among other things, establish licensing requirements, regulate credit extension, establish maximum interest rates and insurance coverages, require specific disclosures to customers, prohibit discrimination in mortgage lending activities, govern secured transactions, establish collection, repossession and claims handling procedures and other trade practices and, in certain states, require payment of interest on servicing-related custodial escrow deposits. In particular, Matrix Bank is subject to extensive regulation, examination and supervision by the Office of Thrift Supervision (the "OTS"), as its chartering agency, and the Federal Deposit Insurance Corporation (the "FDIC"), as insurer of deposits held at Matrix Bank. Matrix Bank is a member of the Federal Home Loan Bank (the "FHLB") system and its deposits are insured by the FDIC up to the applicable limits of the Savings Association Insurance Fund (the "SAIF"). In addition, in certain instances the ability of Matrix Financial and Matrix Bank to pay dividends to Matrix Capital could be restricted due to regulatory requirements. STC is regulated by the Texas Department of Banking as a Texas chartered trust company. There can be no assurance that more restrictive laws, rules or regulations will not be adopted in the future, or that existing or proposed laws will not be changed to the detriment of the Company. Any change in such laws and regulations or the adoption of more restrictive laws and regulations, whether by the OTS, the FDIC or the Congress of the United States, could have a material adverse effect on the Company and its financial condition or results of operations.

          PROPOSED LEGISLATION. The Congress of the United States adopted a bill that did not become law, but which would have required federal savings banks to convert to national banks. In the event of such a conversion, subject to limited grandfathering, thrift holding companies, such as Matrix Capital, would have become regulated by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Federal Reserve Board requires bank holding companies to maintain a leverage ratio of 5.0% with the aggregate amount of purchased mortgage servicing rights not to exceed 50.0% of Tier I capital (the numerator of the leverage ratio). There is considerable uncertainty regarding whether such legislation will be adopted.

          FEDERAL PROGRAMS. The Company's ability to sell mortgage loans is largely dependent upon the continuation of programs administered by the Federal National Mortgage Association ("FNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC") and the Government National Mortgage Association ("GNMA"), which facilitate the sale of mortgage loans and the pooling of such loans into mortgage-backed securities, as well as the Company's continued eligibility to participate in such programs. The discontinuation of, or a significant reduction in, the operation of such programs would have an adverse effect on the Company's operations. The Company expects that it will continue to remain eligible to participate in such programs, but any significant impairment of such eligibility would adversely affect its operations, because seller/servicer status is vital to its servicing business. In addition, the products offered under such programs may be changed from time to time. The profitability of specific products may vary depending on a number of factors, including the administrative costs to the Company of originating or acquiring such products.

POTENTIAL LIMITATIONS ON AVAILABILITY OF FUNDING SOURCES

          Funding for the Company's mortgage banking activities, including the acquisition of mortgage servicing rights and the acquisition and origination of mortgage loans, is provided primarily through lines of credit and sale/repurchase facilities from various financial institutions and from FHLB borrowings. The Company's business plan entails, in part, on the Company's ability to maintain existing credit facilities and negotiate additional credit facilities for the acquisition of mortgage servicing rights and other purposes. There can be no assurance that existing credit facilities will be renewed, or if renewed, that the terms will be favorable to the Company. Furthermore, there can be no assurance that additional credit lines will be available, or if available, that the terms will be favorable to the Company. Unavailability of funding on terms favorable to the Company, or at all, would have an adverse effect on the Company's business and financial condition.

COMPETITION

          The industries in which the Company competes are highly competitive. The Company competes with other mortgage banking companies, servicing brokers, commercial banks, savings associations, credit unions, other financial institutions, trust companies, broker/dealers and various other lenders. A number of these competitors have substantially greater financial resources, greater operating efficiencies and longer operating histories than the Company. Customers distinguish between product and service providers in the industries in which the Company operates for various reasons, including convenience in obtaining the product or service, overall customer service, marketing and distribution channels and pricing for the various products and services. Because of its emphasis on mortgage banking activities, competition for the Company is affected particularly by fluctuations in interest rates. During periods of rising rates, competitors of the Company who have locked in lower borrowing costs may have a competitive advantage. During periods of declining rates, competitors may solicit the Company's customers to refinance their loans. During economic slowdowns or recessions, credit-impaired borrowers may have new financial difficulties and may be receptive to offers by the Company's competitors.

RELIANCE ON SYSTEMS AND CONTROLS

          The Company depends heavily upon its systems and controls, many of which are designed specifically for its business. These systems and controls support the evaluation, acquisition, monitoring, collection and administration of the Company's mortgage loan and servicing portfolios, as well as support the consulting and brokerage functions performed by the Company and the depository, general accounting and other management functions of the Company. For example, in order to track information on its mortgage servicing portfolio, the Company utilizes a data processing system provided by Alltel Information Services Inc. ("Alltel"), formerly known as Computer Power Incorporated or CPI. There can be no assurance that Alltel or the Company's other providers can continue to provide the systems and controls on which the Company relies or that the Company's systems and controls, including those specially designed and built for the Company, are adequate or will continue to be adequate to support the Company's growth. A failure of the automated systems, including a failure of data integrity or accuracy, could have a material adverse effect on the Company's business and financial condition.

RISKS RELATING TO THE YEAR 2000

          In the next two years, most companies will face a potentially serious information systems (computer) problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the Year 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company has begun the process of identifying the changes required to its computer programs and hardware, in consultation with software and hardware providers and regulators.

          As of March 1, 1998, the Company has completed an inventory of all of its systems and applications. Based on this inventory, ninety-five critical systems have been identified within the Company and its Subsidiaries. The Company's deadline for full system hardware and software compliance for the Year 2000 Issue is January 31, 1999. The Company has established a Year 2000 Plan, which will be implemented in stages to address critical systems and applications first, and includes replacement of any systems that cannot be brought into compliance by the stated deadline. Additionally, the Company has formed a combined Year 2000 team spearheaded by the Company's Chief Information Officer to ensure that consistent methodologies are being used by the Subsidiaries to address the various Year 2000 issues.

          The Company's computing environment consists largely of personal computers connected to Local Area Network ("LAN") based systems. The exception to this is an in-house Digital VAX mini-computer system used by Sterling Trust. This VAX system houses the Trust Accounting System which is written in the COBOL language. Based on the Company's Year 2000 Plan, this system is scheduled to be in compliance by the January 31, 1999 deadline. The Company's Plan involves modification and/or replacement of systems as necessary to allow them to function properly with respect to date in the Year 2000 and thereafter. Management presently believes that the Year 2000 issue will not pose significant operational problems for its computer systems. However, if the required modifications or replacements are not made, or are not completed in a timely manner, the Year 2000 Issue could have a material impact on the operations of the Company.

          The Company has identified 300 different vendors and suppliers currently utilized by the Company and its Subsidiaries. Letters requesting the status of the identified vendors' Year 2000 compliance have been sent to approximately 25% of these vendors. The remaining vendors will be contacted by the end of April 1998. The Company and its Subsidiaries receive information from many outside sources. As such, the Company will be working closely with those vendors to minimize its exposure to non-compliant sources of data. Vendors that cannot meet the January 31, 1999 deadline for compliance will be reviewed by the project team to evaluate the Company's need to replace the affected system and/or the vendor in exchange for an alternative provider.

          Processing for many of the Matrix Bank and Matrix Financial systems are handled by outside service bureaus. These service bureaus have already been contacted by the Company and are either already in compliance, or are expected to be in compliance by the Company's deadline. However, there can be no guarantee that the systems of other companies on which the Company relies will be converted timely and will not have an adverse effect on the Company or its systems.

          The costs for compliance or replacement have been determined for approximately 50% of the Company's systems. The total impact for the remaining systems will be determined during the next quarter. The current costs identified approximate $300,000. The Company anticipates that total costs associated with Year 2000 compliance will not exceed $400,000; as such, Year 2000 compliance is not expected to have a material effect on the results of operations. Most of the costs associated with the Year 2000 issue will be expensed as incurred; however, any costs attributable to the purchase of new software will be capitalized.

          The costs of the project and the deadline by which the Company believes that it will be Year 2000 compliant are based on management's best estimates, which were derived utilizing numerous assumptions of future events. There can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated.

CONCENTRATION OF VOTING CONTROL IN MANAGEMENT

          As of December 31, 1997, the Company's executive officers beneficially owned an aggregate of approximately 58.8% of the outstanding Common Stock. Therefore, the Company's management, acting together, will be able to elect the entire Board of Directors of Matrix Capital and generally will be able to approve or disapprove all matters submitted to shareholders for a vote.

DEPENDENCE ON KEY PERSONNEL

          The Company is dependent upon the continued services of Guy A. Gibson, Richard V. Schmitz, D. Mark Spencer and the Company's other executive officers. While the Company believes that it could find replacements for its executive officers, the loss of their services could have an adverse effect on the Company's financial condition or results of operations. None of the Company's executive officers named above have entered into employment agreements with the Company, but each has a significant equity interest in the Company. The Company does not maintain key-man life insurance on any of its executive officers.

EFFECT OF CERTAIN CHARTER AND BYLAW PROVISIONS

          Certain provisions of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Bylaws, as amended (the "Bylaws"), could delay or frustrate the removal of incumbent directors and could make difficult a merger, tender offer or proxy contest involving the Company, even if such events could be viewed as beneficial by the Company's shareholders. For example, the Articles of Incorporation divide the members of the Board of Directors into three different classes of directors who are elected by holders of the Common Stock and who serve three-year staggered terms, require advance notice of shareholder proposals and nominations of directors and authorize the issuance of "blank check" preferred stock without a shareholder vote.

POSSIBLE VOLATILITY OF STOCK PRICE

          The market price for shares of Common Stock may be significantly affected by such factors as quarter-to-quarter variations in the Company's results of operations, which may be due to, among other things, the variance in the number and magnitude of purchases and sales of mortgage loans and/or servicing rights consummated by the Company from period to period, as well as by news announcements or changes in general market or industry conditions.

                                   SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 25, 1998


                                         MATRIX CAPITAL CORPORATION


                                         By: /s/
                                            ------------------------------------
                                         Name: David W. Kloos
                                         Title: Chief Financial Officer